                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-51332

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED FEBRUARY 23, 2001
(TO PROSPECTUS DATED JANUARY 10, 2001)

                                  $197,999,188
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]

                           SELLER AND MASTER SERVICER

                         ALTERNATIVE LOAN TRUST 2001-4
                                     ISSUER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-5

                            ------------------------

     This Supplement revises the Prospectus Supplement dated February 23, 2001 to the Prospectus dated January 10, 2001 with respect to the above captioned series of certificates.

     Notwithstanding the fourth and fifth sentences of the first paragraph under "Description of the Certificates -- Book-Entry Certificates" on page S-30 the Prospectus Supplement, investors may hold the beneficial interests in the book-entry certificates (other than the Class A-6, Class A-7 and Class A-11 Certificates) in minimum denominations representing an original principal amount or original notional amount of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class A-6, Class A-7 and Class A-11 Certificates in minimum denominations representing an original principal amount of $1,000 and integral multiples of $1,000 in excess thereof.

[UBS WARBURG LOGO]                                          GOLDMAN, SACHS & CO.

                 The date of this Supplement is March 13, 2001.